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                                   EXHIBIT 11

V-TWIN HOLDINGS, INC.
COMPUTATION OF EARNINGS PER COMMON SHARE
FOR THE THREE MONTHS ENDED DECEMBER 31, 1999 AND 1998

         ------------------------------------------------------------------------------------------------------------------
                                                                                Three Months
                                                                                Ended Dec. 31,                  Dec. 31,
                                                                                      1999                        1998
         ------------------------------------------------------------------------------------------------------------------
         Shares Outstanding.........................................             3,700,000                     3,000,000
         Weighted average shares outstanding........................             3,700,000                     3,000,000
         Net Income (Loss)..........................................            $ (155,986)                    $ (14,148)
         Total Net Income (Loss) Available for Common Stockholders'             $ (155,986)                    $ (14,148)
                                                                                ===========                    ==========
         Basic and Diluted Earnings (Loss) Per Share:
         Earnings (Loss) Per Share                                                $(0.05)                      $0.00
                                                                                  -------                      =====


V-TWIN HOLDINGS, INC.
COMPUTATION OF EARNINGS PER COMMON SHARE
FOR THE SIX MONTHS ENDED DECEMBER 31, 1999 AND 1998

         ------------------------------------------------------------------------------------------------------------------
                                                                                Six Months
                                                                                Ended Dec. 31,                   Dec. 31,
                                                                                      1999                        1998
         ------------------------------------------------------------------------------------------------------------------
         Shares Outstanding.........................................             3,700,000                    3,000,000
         Weighted average shares outstanding........................             3,700,000                    3,000,000
         Net Income (Loss)...........................................            $(247,878)                   $ (24,148)
         Total Net Income (Loss) Available for Common Stockholders'              $(247,878)                   $ (24,148)
                                                                                ===========                   ==========

         Basic and Diluted Earnings (Loss) Per Share:
         Earnings (Loss) Per Share                                                $(0.07)                       $(0.01)
                                                                                  =======                       =======